EX-99.906CERT

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jeffrey L. Steele, President and Principal Executive Officer, and Michael W. Stockton, Vice President, Principal Financial Officer and Treasurer, of The American Funds Tax-Exempt Series I (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended January 31, 2009 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Principal Executive Officer	Vice President, Principal Financial Officer and Treasurer
The American Funds Tax-Exempt	The American Funds Tax-Exempt
Series I	Series I
/s/ Jeffrey L. Steele	/s/ Michael W. Stockton
Jeffrey L. Steele	Michael W. Stockton

Date: March 30, 2009	Date: March 30, 2009

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE AMERICAN FUNDS TAX-EXEMPT SERIES I and will be retained by THE AMERICAN FUNDS TAX-EXEMPT SERIES I and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.